Electronically Filed
07/15/2022 2:54 PM
CLERK OF THE COURT

ORDR

Junhua Guo
5505 Mensen Drive
Bakersfield, CA 93313
661-519-5708
Junhuaguo@live.com
pro se

DISTRICT COURT
CLARK COUNTY, NEVADA

In the matter of	) Case No.: A-22-852491-P
	)
EMO CAPITAL, CORP., a Nevada Corporation	) Dept No.: 5
	)
	) **ORDER GRANTING APPLICATION FOR THE APPOINTMENT OF JUNHUA GUO AS CUSTODIAN OF EMO CAPITAL, CORP. PURSUANT TO NRS 78.347(1)(b)**

NOW THEREFORE THE COURT HEREBY FINDS that the Application of Junhua Guo to become custodian of Emo Capital, Corp., a Nevada corporation, having come on for hearing before this Court on the 14th day of July, 2022; notice having been duly given to all concerned parties, no opposition having been filed with the Court, and for good cause appearing therefore,

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. Pursuant to NRS 78.347, shareholder, Junhua Guo, be, and is, hereby appointed as Custodian of Emo Capital, Corp., a Nevada corporation ("NUVI").

2. Junhua Guo is authorized to take any actions on behalf of NUVI, pursuant to NRS 78.347, that are reasonable, prudent, or for the benefit of NUVI.

3. Junhua Guo is authorized to appoint new officers and directors for NUVI.

4. Pursuant to NRS 78.347(3)(a), Junhua Guo shall comply with NRS 78.180 to reinstate NUVI and submit evidence of compliance with NRS 78.180 to this Court.

5. Junhua Guo shall provide reasonable notice to all shareholders of record of a shareholders' meeting (the "Meeting"), to be held within a reasonable time after this

Order is entered and Junhua Guo shall submit evidence of compliance with this requirement to this Court.

6. The Meeting shall be an Annual Meeting, and Junhua Guo is hereby designated by the Court as Chairman to conduct the Meeting and to appoint a person to make a record of the Meeting.

7. That such shares of NUVI are owned by stockholders of record and are represented at the stockholder meeting in person or by a valid proxy shall constitute a quorum to conduct an election of directors of NUVI and shall otherwise be entitled to participate in the stockholder meeting and to vote in the election.

8. The Transfer Agent for and the Resident Agent for NUVI, and all other third parties including but not limited to attorneys and accountants for NUVI, are authorized to, promptly and upon demand by Junhua Guo, provide Junhua Guo true, exact and complete copies of all records in their possession relating to NUVI, including without limitation all shareholder lists, share transfer records, accounting or financial records, articles of incorporation, bylaws, and minutes of any prior board of directors or shareholder meetings or written consents to act by the board of directors or shareholders.

9. Junhua Guo, as custodian of NUVI, shall submit a report to this Court of the actions taken at the Meeting.

10. Junhua Guo shall report to this Court every ___ months/years concerning his activities as custodian of NUVI, the activities of board of directors of NUVI, and NUVI' progress and such other information as deemed necessary by the Court.

11. Junhua Guo shall, pursuant to NRS 78.347(4), file an amendment to the Articles of Incorporation of NUVI with the Nevada Secretary of State containing the following disclosures and statements:

    a. Disclosures of any previous criminal, administrative, civil or Financial Industry Regulatory Authority, or Securities and Exchange Commission investigations, violations, or convictions concerning Junhua Guo or his affiliates.

    b. A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the officers or directors of NUVI to request that NUVI comply with corporate formalities and to continue its business.

    c. A statement that Junhua Guo is, in fact, continuing the business of NUVI and attempting to further the interests of its shareholders.

    d. A statement indicating that Junhua Guo will reinstate or maintain the corporate charter of NUVI.

e. Any other information as may be required by regulations promulgated by the Nevada Secretary of State.

IT IS SO ORDERED this _____ day of __________, 20_____.

Dated this 15th day of July, 2022

DISTRICT COURT JUDGE

0EB 023 7DE7 6AF8
Veronica M. Barisich
District Court Judge

Respectfully Submitted by:

Junhua Guo

5505 Mensen Drive
Bakersfield, CA 93313
junhuaguo@live.com
661-519-5708
pro se